Exhibit j(2)


CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the reference to our Firm under the heading "Auditor" in Part B to the Registration Statement of Fidelity Revere Street Trust: Central Cash Collateral Fund which is included in Post-Effective Amendment No. 9 to the Registration Statement on Form N-1A.


 /s/PricewaterhouseCoopers LLP
 PricewaterhouseCoopers LLP
Boston, Massachusetts
January 31, 2000